LUCKYCOM INC.

4790 Caughlin Parkway STE 387,

RENO,Nevada 89SI9,USA

June 3rd, 2013

BHP Capital Markets Hong Kong Ltd.

Level 8, Two Exchange Square, 8 Connaught Place

Central Hong Kong

RE: Custodian Agreement

To Whom It May Concern:

Pursuant to Section 4 of the Custodian Agreement, Luckycom hereby gives its one month notice to terminate the Agreement for your firm custodian service.

Sincerely yours,

For LUCKYCOM INC.

/s/ Kingrich Lee

Kingrich Lee